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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

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
                                                                                      State or Jurisdiction
                                                           % of Voting Securities         Under the Law of
Name                                                                Owned                 Which Organized
Subsidiaries of National Processing, Inc.

National Processing Company,  LLC                                    100%                   Ohio
NPC International S.A. de C.V.                                      99.6%                   Mexico
NTA, Inc.                                                            100%                   Washington
Financial Processing Company, LLC                                    100%                   Ohio
Caribbean Data Services, Ltd.                                        100%                   Delaware
Northwest Traffic Associates, Inc.                                   100%                   Washington
JBH Travel Audit Inc.                                                100%                   Colorado
NPC International (Barbados) Holdings Limited                        100%                   Barbados
NPC International (Barbados) Limited                                 100%                   Barbados
NPC International (Jamaica) Limited                                  100%                   Jamaica
NPC International (Dominican Republic) S.A.                          100%                   Dominican Republic
National Processing Company International (Fiji) Limited             100%                   Fiji
National Processing Services, Incorporated                           100%                   Ohio
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